UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 27, 1999

                               SABER CAPITAL, INC.
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             (Exact name of registrant as specified in its charter)



             NEVADA                33-55254-08                 87-0434286
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(State or other jurisdiction  (Commission File Number)      (IRS Employer
        of incorporation)                                Identification Number)



             350 FIFTH AVENUE, SUITE 1222, NEW YORK, NEW YORK 10118
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               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (212) 563-7040



         3099 SO. HIGHLAND DRIVE, SUITE 460, SALT LAKE CITY, UTAH 84106
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          (Former name or former address, if changed since last report)

Item 2.           Acquisition or Disposition of Assets

     On July 27, 1999, Saber Capital, Inc. (the "Company"), pursuant to an agreement dated July 27, 1999, and in consideration of the issuance of 2,095,000 authorized and unissued shares of Common Stock, acquired 100% of the issued and outstanding capital stock of silverzipper.com, Inc. ("silverzipper"), a Delaware corporation. Immediately prior thereof, certain holders of Common Stock of the Company transferred an aggregate of 270,800 shares of Common Stock to the Company for cancellation reducing the outstanding Common Stock from 1,000,000 shares to 729,000 shares. After the completion of the exchange, the shareholders of silverzipper became the holders of approximately 74% of the 2,824,200 issued and outstanding shares of Common Stock of the Company.

     Simultaneously, Krista Nielson and Sasha Belliston, the directors of the Company resigned and Paul E. Palmeri, Frank Lipiro and Richard Bernstein were elected to the Board of Directors of the Company, resulting in an effective control of the Company passing to the new Board of Directors. No material relationship existed or exists now, between any former director, officer or affiliate of either the Company or of silverzipper.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SABER CAPITAL, INC.



                                          By:/s/ Paul E. Palmeri
                                             -------------------
                                             Paul E. Palmeri, CEO

Date:    August 9, 1999